Exhibit 8.1

March 3, 2014

The Carlyle Group L.P.

1001 Pennsylvania

Avenue, NW

Washington, D.C.

20004-2505

Ladies and Gentlemen:

We have acted as counsel to The Carlyle Group L.P., a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Partnership of up to 13,800,000 common units representing limited partner interests in the Partnership (together with any additional common units representing limited partner interests that may be issued by the Partnership pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the “Common Units”).

We have examined (i) the Registration Statement, (ii) the Exchange Agreement (the “Exchange Agreement”) dated May 2, 2012, among Carlyle Group Management L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), the Partnership, the other Carlyle Entity Parties and the Carlyle Holdings Limited Partners from time to time party thereto; (iii) the Amended and Restated Partnership Agreement of The Carlyle Group L.P. (the “Partnership Agreement”) dated May 2, 2012; (iv) the Amended and Restated Limited Partnership Agreement of Carlyle Holdings I L.P., dated May 2, 2012, (v) the Amended and Restated Limited Partnership Agreement of Carlyle Holdings II L.P., dated May 2, 2012, (vi) the Amended and Restated Limited Partnership Agreement of Carlyle Holdings III L.P., dated May 2, 2012 and (vii) the representation letter of the General Partner delivered to us for purposes of this opinion (the “Representation Letter”). We have also examined originals or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Partnership and the General Partner, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. As to matters of fact material to this opinion, we have relied upon certificates and comparable documents of public officials and of officers and representatives of the Partnership and the General Partner.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have further assumed that any documents will be executed by the parties in the forms provided to and reviewed by us and that the representations made by the General Partner in the Representation Letter are true, complete and correct and will remain true, complete and correct at all times.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Tax Considerations”, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the ownership and disposition of the Common Units.

We do not express any opinion herein concerning any law other than the federal tax law of the United States.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm under the captions “Material U.S. Federal Tax Considerations” and “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/S/ SIMPSON THACHER & BARTLETT LLP